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                                                                                                       Exhibit 11
Earnings per share calculation
            March 31, 1999

                                                                  1999                     1998           1997
                                                                  ----                     ----           ----
Basic EPS:
     Income available to common stockholders                  $   104,304              $   (51,531)   $  (439,526)

     Weighted average # of shares outstanding                   1,925,012                1,491,423      1,109,669
                                                              -----------              -----------    -----------

          Basic EPS                                           $    0.0542              $    0.0346    $    0.3961
                                                              ===========              ===========    ===========


Diluted EPS:
     Income available to common stockholders                  $   104,304              $   (51,531)   $   439,526

     Adjusted for interest charge on
        convertible debentures:
           10% interest 3/3/98-6/30/98 on           300,000         7,500
              7/98 conversion                       (62,500)
                                                -----------
           10% interest 7/98-12/3/98 on             237,500         9,896
              12/4/98 conversion                    (12,500)
                                                -----------
           10% interest 12/4/98-2/20/99 on          225,000         5,001
              2/21/99 conversion                     (2,500)
                                                -----------
           10% interest 2/21/99-3/31/99 on          222,500         2,472
                                                              -----------

                                                                   24,868                   30,000         30,000

Adjusted for income tax effect @   40.00%                          (9,947)                  12,000         12,000
                                                              -----------                ---------    -----------

                                                                   14,921     14,921        18,000         18,000
                                                                          ----------     ---------    -----------
                                                                          $  119,225     $ (33,531)   $  (421,526)
                                                                          ----------     ---------    -----------


Weighted average # of shares outstanding                                   2,126,605     1,731,423      1,349,669
                                                                          ----------     ---------    -----------
Diluted EPS                                                               $    0.561     $  0.0194    $    0.3123
                                                                          ----------     ---------    -----------
                                                                        antidilutive  antidilutive   antidilutive


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